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                                                                      Exhibit 11


              Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" in the Post-Effective Amendment No. 12 to the Registration Statement (Form
N-1A No. 33-13530) and related Statement of Additional Information of Lincoln National Global Asset Allocation Fund, Inc. dated May 1, 1997 and to the incorporation by reference therein of our report dated January 27, 1997, with respect to the financial statements of Lincoln National Global Asset Allocation Fund, Inc. included in its Annual Report for the year ended December 31, 1996, included as Item 24(a) to this Registration Statement.

                                       /s/ Ernst & Young LLP

Fort Wayne, Indiana
February 24, 1997